Exhibit 99.1

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

PRICES OFFERING OF COMMON STOCK

SAN DIEGO, March 02, 2017 — Kratos Defense & Security Solutions, Inc. (“Kratos”) (NASDAQ: KTOS), a leading national security solutions provider, announced today the pricing of an underwritten public offering of 10,350,000 shares of its common stock at a purchase price of $7.25 per share.  In addition, Kratos has granted the underwriters a 30-day option to purchase up to 1,552,500 additional shares of common stock to cover over-allotments, if any.  All of the shares in the offering are to be sold by Kratos.  The offering is expected to close on or about March 7, 2017, subject to customary closing conditions.

Kratos expects to use the net proceeds from the offering to reduce overall Company indebtedness in order to facilitate Kratos’ long-term strategy and for general corporate purposes, including the funding of certain new growth opportunities in the Company’s Unmanned Systems and Satellite Communications, Technology and Training businesses.

Canaccord Genuity and B. Riley & Co. are acting as joint book-running managers for the offering.  Drexel Hamilton, Noble Capital Markets and Seaport Global Securities LLC are acting as co-managers.

A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the Securities and Exchange Commission (“SEC”) and a final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from Canaccord Genuity, Attention: Syndicate Department, 99 High Street, 12th Floor, Boston, Massachusetts 02110, by telephone at (617) 371-3900, or by email at prospectus@canaccordgenuity.com; or from B. Riley & Co., c/o The Compliance Department, 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025, by telephone at (888) 295-0155, or by email at compliance@brileyco.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the SEC’s website at www.sec.gov.

A shelf registration statement relating to the shares of common stock to be issued in the offering was filed with the SEC and is effective.  This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a mid-tier government contractor at the forefront of the Department of Defense’s Third Offset Strategy.  Kratos is a leading technology, intellectual property and proprietary product and solution company focused on the United States and its allies’ national security.  Kratos is the industry leader in high performance unmanned aerial drone target systems used to test weapon systems and to train the warfighter, and is a provider of high performance unmanned combat aerial systems for force multiplication and amplification.  Kratos is also an industry leader in satellite communications, microwave electronics, cyber security/warfare, missile defense and combat systems.  Kratos has primarily an engineering and technically oriented work force of approximately 2,900. Substantially all of Kratos’ work is performed on a military base, in a secure facility or at a critical infrastructure location. Kratos’ primary end customers are National Security related agencies.

Notice Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements relate to a variety of matters, including, without limitation, the Company’s expectations regarding the sale of shares of its common stock in the proposed public offering, the completion, timing and size of the proposed offering, the use of the proceeds from the proposed offering and other statements that are not purely statements of historical fact.  These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and are subject to significant risks and uncertainty.  Investors are cautioned not to place undue reliance on any such forward-looking statements.  All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering.  There can be no assurance that Kratos will be able to complete the proposed public offering on the anticipated terms, or at all.  For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Kratos in general, see the risk disclosures in the Annual Report on Form 10-K of Kratos for the year ended December 25, 2016, and in subsequent reports on Form 8-K and other filings made with the SEC by Kratos.

Press Contact:

Yolanda White

858-812-7302 Direct

Investor Information:

877-934-4687

investor@kratosdefense.com